Exhibit 10.1

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AUTO FINANCE OPERATING AGREEMENT

I. Parties

This Auto Finance Operating Agreement is made by and between the following parties as of April 30, 2009 (“Effective Date”):

A.	Ally Financial Inc., formerly known as GMAC Inc., (“Ally”) and

B.	Chrysler Group LLC (“Chrysler”).

II. Recitals

A.

Chrysler manufactures, distributes, markets, and sells motor vehicles under various brands, including, “Chrysler”, “Dodge”, “Jeep”, “RAM”, and “Mopar”, and related goods and services (“Chrysler Products”), which are offered for sale to retail Consumers through a network of dealerships authorized by Chrysler (“Chrysler Dealers”).

B.

Ally is a diversified financial services company that directly, and indirectly through its Subsidiaries, provides automotive and non-automotive finance and lease, insurance, banking, mortgage, lending, and other services to a variety of customers (“Ally Products”).

C.	As part of its business, Ally:

1.

Supports the sale of Chrysler Products by purchasing from Chrysler Dealers, at market rates and below market rates, motor vehicle retail installment sale contracts (“Retail Financing”) and motor vehicle lease contracts, including the underlying lease vehicle, (collectively, “Consumer Financing”);

2.

Finances Chrysler Dealers’ acquisition of motor vehicle inventory (“Inventory Financing”) and extend loans and other credit accommodations for working capital, equipment, and real estate (“Loans”, and, collectively with Inventory Financing, “Dealer Financing”) to Chrysler Dealers;

3.

Makes available to Chrysler Dealers, remarketing and related auction services for the purchase and sale of used vehicles, including through proprietary internet auctions hosted by Ally, such as SmartAuction, (collectively, “Remarketing”); and

4.

Makes available to Chrysler Dealers, insurance products and services, including vehicle inventory insurance, and other dealer insurance products and services, through Motors Insurance Corporation and its Subsidiaries (collectively, “Insurance”).

D.

Subject to Section 5.2, Chrysler wants Ally to be Chrysler’s preferred service provider of automotive financial services in the United States, and Ally wants to be Chrysler’s preferred service provider of automotive financial services in the United States, in each case including the services listed in Recital C above, in each case under the terms and conditions of this Agreement.

Agreement

In consideration of the recitals above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Chrysler and Ally agree as follows:

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ARTICLE I DEFINITIONS

SECTION 1.1 Definitions. The words in this Agreement have the meanings usually and customarily ascribed to them in commercial contracts, except that the words defined below, or elsewhere in this Agreement, have the respective meanings ascribed to them as indicated.

(a)	“Affiliated Entity” means an entity:

(i)	That is a Subsidiary of a party to this Agreement; or

(ii)	That owns a majority of the voting securities of a party to this Agreement; or

(iii)	That Controls, is Controlled by, or is under common Control with a party to this Agreement.

(b)	“Ally-Financed Dealer” means a Chrysler Dealer to which Ally provides Inventory Financing and/or Loans.

(c)

“Application” means a credit application in a standard form developed or approved by Ally submitted by or on behalf of a Consumer in connection with the purchase or lease of a new or used Chrysler vehicle that a Chrysler Dealer submits for Ally’s assessment and credit decision as to whether Ally would purchase a retail installment sale or lease contract that the Chrysler Dealer enters into with that Consumer, if the Dealer were to offer it for sale to Ally.

(d)

“Approval” means Ally’s credit decision that it would purchase a retail installment sale or lease contract, if a Chrysler Dealer decides to offer it for sale to Ally under the terms offered by that Chrysler Dealer as submitted (i.e., not subject to a change in the terms of the contract and/or fulfillment of one or more specific conditions such as additional down payment).

(e)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Auburn Hills, Michigan or New York, New York.

(f)

“Capital Markets Disruption” means circumstances where the global credit markets are such that credit is either not available or not available on commercially reasonable terms to borrowers with credit rating and business prospects similar to Ally for a period of three months or longer.

(g)

“Confidential Information” means the terms and conditions of this Agreement and/or any information (including data developed from any such information) in any format that meets all of the following criteria:

(i)

Chrysler, Ally, or their respective Representatives (each a “receiving party”) obtains the information from the other party or its Representatives (each a disclosing “disclosing party”) before or after the execution of this Agreement;

(ii)	The information relates to the business or financial activities of the disclosing party or its Affiliated Entities; and

(iii)

The information is made available to the receiving party solely to facilitate the receiving party’s performance of this Agreement or otherwise as a result of the commercial relationship between Chrysler and Ally, or includes information relating to customers and dealerships, pricing, methods, operations, processes, trade secrets, credit programs, financial data, business and financial relationships, technical data, statistics, technical specifications, documentation, research, development or related information, computer systems, employees, and any results or

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compilations of the foregoing or is otherwise clearly and conspicuously labeled “confidential” on its face .

“Confidential Information” does not include any information that:

•	Is or becomes publicly available by any means other than a breach of this Agreement;

•

Was known by the receiving party before its receipt from disclosing party so long as the source of that information is not known to the receiving party to be prohibited by contract or applicable law from disclosing that information; or

•	Is independently developed by the receiving party without using information from the disclosing party.

(h)

“Confidential Personal Information” means all information about Consumers that are individuals, including names, addresses, telephone numbers, account numbers and lists thereof, and demographic, financial and transaction information for, such Consumers.

(i)	“Consumer” means:

(i)	An individual who acquires or seeks to acquire Chrysler Products at retail primarily for personal, family, or household purposes; or

(ii)	A Person who acquires or seeks to acquire Chrysler Products at retail for business, commercial, or similar purposes.

(j)

“Control”, “Controlled”, and derivatives thereof, mean, as to a Person, the direct or indirect power to direct the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

(k)	“Credit Tier” means a category of credit risk determined through Ally’s proprietary risk scoring system.

(l)	“FICO Score” means the standard consumer credit scoring system commonly used in the United States.

(m)

“Governmental Authority” means any supranational, international, national, federal, state, or local court, provincial, government, department, commission, board, bureau, agency, official or other regulatory, administrative, or governmental authority.

(n)	“Including”, “includes”, and derivatives thereof mean including or includes without limitation.

(o)

“Law” means any federal, state, local, provincial, or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, judicial, agency or administrative opinion having the force of law, license or permit of any governmental authority, or common law.

(p)	“OEM” means an original equipment manufacturer or distributor of passenger cars and light trucks, but in no event includes a Governmental Authority.

(q)

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Government Authority.

(r)

“Rate Support” means, with respect to financing incentives offered by Chrysler on retail installment sale contracts (including balloon contracts and any other similar products) that enable Consumers to

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obtain rates that are below the market rates, the difference between the Support Rate and the below-market rate.

(s)	“Rate Support Subvention Program” means a Subvention Program involving Rate Support.

(t)	“Repurchase Triggering Event” means any one or more of the following:

(i)	Chrysler or a Chrysler Dealer terminates such Chrysler Dealer’s dealer sales and service agreement with Chrysler.

(ii)	Ally repossesses, or takes [***], all of a Chrysler Dealer’s assets in which Ally has a first priority perfected security interest, including all new [***].

(iii)

A Chrysler Dealer voluntarily surrenders all of its assets in which Ally has a first priority perfected security interest, including surrendering to Ally all of its new Chrysler motor vehicle inventory financed by Ally.

(u)

“Representatives” means directors, officers, employees and representatives of a party or its Subsidiaries and each of their respective agents, representatives, auditors, attorneys, and other professional advisors.

(v)	“Subsidiary” means, as to a Person, another Person a majority of the voting securities of which are owned by that first Person.

(w)

“Subvention Program” means programs in which Chrysler offers financial subsidies, incentives, capitalized cost reductions, or special terms, including interest free periods, in each case through a financial services company or bank conditioned upon the Consumer financing or leasing through a financial services company or bank to:

(i)

Chrysler Dealers (excluding any programs in which Chrysler offers payments or subsidies to Chrysler Dealers directly and are not conditioned upon financing through a financial services company or bank).

(ii)	Consumers, if such programs are conditioned upon financing or leasing through a financial services company or bank.

“subvented”, “subvene”, and their derivatives have similar meanings.

“Subvention Program” does not include a program in which Chrysler offers payments or subsidies to Chrysler Dealers directly or provides cash allowances or incentives (e.g., “cash on the hood”), in each case not through a financial services company or bank.

(x)	“Support Rate” means the interest rate Ally offers to Chrysler when Chrysler wants to sponsor special financing rates to Consumers through a Rate Support Subvention Program.

(y)

“Unsecured Exposure” means the aggregate amount of any and all financial exposure(s) of Ally and its Subsidiaries in the aggregate to Chrysler and its Subsidiaries in the aggregate that is not secured by a first priority perfected security interest or lien in favor of Ally (or the applicable Ally entity) against all of the assets of Chrysler, consisting of:

(i)	Subvention Rate Support payments not yet invoiced by Ally;

(ii)	Subvention Rate Support Payments invoiced by Ally, which are past due; ;

(iii)	Guaranty obligations of Chrysler in favor of Ally, if any;

(iv)	Gap insurance obligations of Chrysler, in favor of Ally, if any; and

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(v)

Other unsecured exposures as may be agreed between the parties from time to time (e.g., lease subvention or residual support if agreed between the parties or as determined by the U.S. Coordinating Committee from time to time).

“Unsecured Exposure” does not include:

•	Chrysler’s obligations in connection with Subvention Programs, to the extent Ally has invoiced Chrysler for those amounts and they are not yet due;

•	Chrysler’s obligations in connection with the repurchase of Chrysler vehicles pursuant to Section 4.4 below; and

•	Chrysler’s obligations in connection with any bailment pool arrangements.

In addition, the following terms are used as defined in the specific sections of this Agreement specified below.

Term	Section

Ally License	11.1
Ally Products	Recitals
Alternative Volume	3.4(a)
Cap	9.1
Chrysler Dealers	Recitals
Chrysler License	11.2
Chrysler Marks	11.2
Chrysler Open Account	4.3(a)
Chrysler Products	Recitals
Compliance Review	10.1
Consumer Financing	Recitals
Current Dealer	5.2(a)
Dealer Financing	Recitals
Dealings	2.1(a)
Dispute	15.3
Force Majeure Condition	15.6
Initial Term	12.1
Implementing Agreement	2.1(e)
Indemnification Clause	13.1(a)
Indemnitee	13.1(a)(i)
Indemnitor	13.1(a)(ii)
Insurance	Recitals
Inventory Financing	Recitals
Lead Member	6.1(a)(iii)
Loans	Recitals
Notices	15.5
Operational Notices	15.5
Organizational Set Up	8.3
Remarketing	Recitals
Repurchase Triggering Event	4.4
Retail Contracts	3.3(b)

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Retail Financing	Recitals
U.S. Coordinating Committee or Committee	6.1

ARTICLE II FRAMEWORK

SECTION 2.1 Contractual Framework.

(a)

This Agreement establishes the contractual framework for dealings between Chrysler and Ally in the United States, including Puerto Rico on a best efforts basis, related to Consumer Financing, Dealer Financing, Remarketing, and Insurance (individually and collectively “Dealings”).

(b)

From time to time, at Chrysler’s option and upon reasonable advance notice to Ally, Chrysler may designate as “Chrysler Products” any motor vehicles sold under a brand of Fiat Group Automobiles S.p.A. and distributed through Chrysler Dealers, in which case this Agreement will apply to such vehicles.

(c)

Each party will each use commercially reasonable efforts to cause its respective Subsidiaries in the United States, Canada, Mexico, as applicable, to agree to be bound by the terms of this Agreement to their dealings by executing one or more Opt-in Agreements in substantially the form attached to this Agreement as Exhibit A.

(i)

Upon execution of an Opt-in Agreement, the Subsidiary accedes to the rights, benefits and obligations of this Agreement, with those specific modifications, exceptions or additions set forth in a particular Opt-in Letter as necessary or appropriate to reflect operating and financing conditions in the relevant local market.

(ii)	If a Subsidiary ceases to be a Subsidiary of a party, then the other party may terminate all rights and obligations with respect to that former Subsidiary effective on 60 days’ prior notice.

(iii)

The parties may from time to time agree on the inclusion of their respective Subsidiaries in additional markets into this Agreement, the inclusion of which will be evidenced by the execution and delivery by such Subsidiaries of additional Opt-in Agreements.

(d)

Nothing in this Agreement precludes Ally from providing or continuing to provide any financial services to OEMs other than Chrysler or dealers other than Chrysler Dealers, or from providing or continuing to provide insurance, mortgage, banking, or other non-automotive financial services.

(e)

The specific terms and conditions related to individual Dealings in the United States that are not captured by this Agreement, or as to which the parties mutually agree to provide for more specific terms as to a specific transaction, series of transactions, or type of transaction, will be the subject of separate agreements (each an “Implementing Agreement”), and unless Ally and Chrysler specifically agree otherwise, including in such Implementing Agreement, this Agreement controls to the extent of any direct conflict between this Agreement and any such Implementing Agreement.

(f)

Chrysler and Ally will reasonably cooperate with one another and assist the other in carrying out the other’s obligations under this Agreement and will execute and deliver documents and instruments reasonably necessary and appropriate to do so.

(g)

The terms of this Agreement are intended to preserve the customer loyalty and dealer support benefits that would accrue to Chrysler as an OEM with an exclusive financing affiliate, while at the same time assuring that Ally receives a competitive level of return.

(h)	Ally recognizes Chrysler’s desire to grow its automotive business and will continue to support Chrysler in that effort to the extent that it is consistent with Ally’s business interests.

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(i)

  Chrysler and Ally acknowledge that the arrangements giving rise to this Agreement were intended to form part of a preferred business “partnership” arrangement, and in connection therewith, except as specifically provided in this Agreement, the parties intend to [***].

The words “partnership” and “partner” used above are not intended to, and do not, create a legal partnership or other fiduciary or special trust relationship between Ally and Chrysler, and are not intended to, and do not, make Ally and Chrysler legal partners of each other or impose any legal or other duties or obligations that partners owe, or may owe, to each other.

ARTICLE III CONSUMER FINANCING

SECTION 3.1 General Service Obligations.

(a)

In the United States, Ally will provide full and fair consideration to Applications spanning a broad spectrum of prime and nonprime Consumers received from a Chrysler Dealer with whom Ally has a Retail Financing relationship, applying credit risk underwriting standards consistent with its general practices for Consumer Financing, and will purchase such contracts, if appropriate in Ally’s sole discretion in accordance with its usual and customary standards for creditworthiness, subject to applicable safety and soundness standards.

(b)

Ally’s decision whether to provide Consumer Financing to any Consumer will be made in its sole and absolute discretion and pursuant to its business judgment, without any influence by Chrysler (but this does not prohibit Chrysler from communicating with Ally about any aspect of Ally’s performance as a financial service provider under the Agreement).

(c)

Ally will provide assistance to Chrysler Dealers with whom Ally has a Retail Financing relationship to finalize Consumer contracts related to Consumer Financing, consistent with its general practices as discussed from time to time with the U.S. Coordinating Committee.

(d)

Ally will actively work to facilitate the ease of doing business, completing transactions, and minimizing and resolving disputes with Chrysler, Chrysler Dealers, and Consumers, in each case consistent with its general practices as discussed from time to time with the Coordinating Committee.

(e)

Ally will not take any measures that are inconsistent with market practice that reduce the likelihood that Consumers will seek to finance purchases through Ally (e.g., through onerous application fees, etc).

SECTION 3.2 Subvention Programs.

(a)

Chrysler will, in its sole discretion, set all terms and conditions of all Subvention Programs, including Consumer eligibility, program dates, covered Chrysler Products, base prices of Chrysler Products eligible for Subvention, applicable Consumer credit tiers, lending duration of offered Consumer Financing products (e.g., 36 months, 60 months, etc.), and geography, and a Subvention Program may contain any terms and conditions (e.g., it may relate to one or more Chrysler Products, one or more Chrysler brands, and one or more Consumer credit tiers), in each case subject to Section 3.2(a)(i) and (a)(ii) below.

(i)	Chrysler will not design a Subvention Program that contains more than one type of underlying financial product (e.g., a single Subvention Program may not contain both lease and retail

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installment sale contract products), however nothing in this Agreement restricts Chrysler from operating several Subvention Programs at any particular time or offering Consumers a choice between alternative Subvention Programs; and

(ii)

Chrysler will not intentionally design a Chrysler Subvention Program with the intent of excluding Ally’s participation in such Subvention Program, but Chrysler will not be restricted from operating a Subvention Program on the basis that Ally has indicated an inability or unwillingness to participate in such a Subvention Program or, in fact, does not participate in such a Subvention Program.

(b)

Chrysler will use commercially reasonable efforts to inform Ally, including by e-mail or other electronic means, of all Subvention Programs at least five Business Days before the scheduled start date (except for routine special rate and special residual support changes, notice of which may be given one Business Day before the scheduled start date).

(i)

If Chrysler does not provide Ally at least five Business Days’ notice of such a Subvention Program, Ally will nevertheless use commercially reasonable efforts to implement that Subvention Program to the extent reasonably and practically possible under the circumstances.

(ii)	After receipt of notice of such a Subvention Program, Ally will notify Chrysler as promptly as practicable if Ally is unwilling or unable to implement or participate in that Subvention Program.

(iii)	If Ally cannot implement a Subvention Program concept as proposed by Chrysler, then Chrysler and Ally will reasonably cooperate to find a workable solution, if any, but:

(A)	Ally is not bound to participate in such Subvention Program; and

(B)	Chrysler is not bound to modify its proposed Subvention Program concept in order to accommodate Ally’s participation.

(c)

Chrysler will solicit input from Ally as to individual Subvention Programs and will consult in good faith with Ally as to the terms and conditions of individual Subvention Programs to facilitate Ally’s ability to provide Retail Financing to support Chrysler’s business, but Chrysler is not bound to implement or modify the terms of any particular proposed Subvention Program in response to Ally’s input and will remain free, subject to Chrysler’s specific obligations in this Agreement, to design and implement Subvention Programs in its discretion.

(d)	Chrysler will allow Ally to participate in any and all Subvention Programs on a side-by-side basis with any and all other financing sources.

SECTION 3.3 Exclusivity and Related Terms for Rate Support Subvention Programs. Whenever Chrysler offers Rate Support Subvention Programs, it will do so through Ally on a semi-exclusive basis as follows:

(a)

Before November 1, 2009, Chrysler may offer Subvention Programs through third parties, so long as it simultaneously offers Ally the opportunity to participate in those Subvention Programs on a side-by-side basis.

(b)

From November 1, 2009 through April 30, 2010, the aggregate number of retail installment sale contracts, balloon contracts, and any other similar products (individually and collectively, “Retail Contracts”) dated and booked during this period under Rate Support Subvention Programs that Chrysler offers through Ally exclusively must equal at least [***]% of the total number of Retail Contracts dated and booked under all Rate Support Subvention Programs offered during that time

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period (i.e., Chrysler must use Ally exclusively for at least [***]% of its subvented Rate Support business and may use Ally non-exclusively for up to [***]% of its subvented Rate Support business), subject to Section 3.4 below (“Initial Threshold”).

(c)

Starting May 1, 2010, the aggregate number of Retail Contracts booked under Rate Support Subvention Programs that Chrysler offers through Ally exclusively must equal at least [***]% of the total number of Retail Contracts booked under all Rate Support Subvention Programs offered by Chrysler (i.e., Chrysler must use Ally exclusively for at least [***]% of its subvented Rate Support business and may use Ally non-exclusively for [***] of its subvented Rate Support business), subject to Sections 3.4 below, measured on a quarterly basis (“[***]% Threshold” and, together with the Initial Threshold, the “Exclusivity Thresholds”).

(d)

Chrysler’s compliance with the Exclusivity Thresholds will be reported to and assessed by the Coordinating Committee on a calendar quarterly basis, with compliance during any calendar quarterly periods in which an Exclusivity Threshold applied in part only (i.e., the quarterly period ending December 31, 2009) or in which more than one Exclusivity Threshold applied (i.e., the quarterly period ending June 30, 2010) being determined on the basis of a weighted average of the Retail Contracts dated and booked during the calendar quarterly periods.

(e)	Chrysler will provide to the Coordinating Committee information reasonably sufficient to determine Chrysler’s compliance with Sections 3.3(b) and (c) above within the following timeframes:

(i)	For the Initial Threshold: by the first Coordinating Committee meeting in August, 2010.

(ii)

For the [***] Threshold: at the first meeting of the Coordinating Committee occurring after the end of each calendar quarter for Retail Contracts dated within, and booked to, the quarter that just ended.

(f)

The Coordinating Committee for each individual market (US, Canada, and Mexico) will use commercially reasonable efforts to develop and to implement a business plan to achieve the [***] Threshold for each individual market (United States, Canada, and Mexico).

(i)	The business plan will include guidelines for the parties’ operational implementation and timelines for achieving the Exclusivity Threshold by individual market (United States, Canada, and Mexico).

(ii)	Any failure to develop and implement the plan does not relieve Chrysler of its obligations under this Section 3.3.

SECTION 3.4 Capital Markets Disruption. Ally and Chrysler will reasonably and mutually determine whether a Capital Markets Disruption has occurred, and if so, when it ends.

(a)	If Ally and Chrysler have agreed that Capital Markets Disruption has occurred, and [***], in whole or in part, after the parties have attempted to [***], then:

(i)

Chrysler’s obligations under Section 3.3(b) or 3.3(c) above, as applicable, are suspended, and Chrysler may offer that Rate Support Subvention Program(s) on terms consistent with those offered to Ally through one or more third parties on a temporary basis, so long as the terms and conditions are consistent with those offered to Ally, (“Alternative Volume”) until Ally has notified Chrysler that the Capital Markets Disruption has ended.

(ii)	Upon 30 days’ notice to Chrysler that it is able or willing to do so, Ally may participate in such Rate Support Subvention Program on a side-by-side basis with any other financial services

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provider that has previously agreed to participate in such Rate Support Subvention Program, but any Alternate Volume will not be counted against the applicable Exclusivity Threshold(s).

(b)

Upon Ally’s notice that the Capital Markets Disruption has ended, Chrysler’s exclusivity obligations under Section 3.3(b) or 3.3(c) above, as applicable, are automatically and immediately reinstated six months from the date of Ally’s notice that the Capital Markets Disruption has ended, and from that time any and all Alternative Volume will be counted against the applicable Exclusivity Threshold(s).

(c)

If Ally and Chrysler have not agreed that a Capital Markets Disruption has occurred (i.e., Ally and Chrysler believe that no Capital Markets Disruption has occurred or only one believes it has occurred), and [***], then:

(i)	Chrysler may [***];

(ii)	Contracts [***] will not [***].

(iii)	Ally may, upon at least 30 days’ prior notice to Chrysler, participate in such [***] that has previously agreed to [***];

(iv)	Upon the expiration of the 30-day notice period, contracts booked by third parties under such [***] will count against any applicable [***].

SECTION 3.5 Rate Support. For Rate Support Subvention Programs:

(a)	Rate support pricing is based on a [***] methodology, [***].

(i)	Ally represents to Chrysler that:

(A)	Ally will determine rate support pricing using a base rate calculated consistent with certain of its pre-existing relationships with other OEMs.

(B)	The Support Rate will not exceed in any case [***].

(ii)	Ally will adjust the formula for the calculation of [***].

(iii)

Ally will be transparent in pricing methodology to Chrysler (including formula and parameters), but Ally has no obligation to reveal information specific to any other OEMs with which Ally does business.

(A)	On an annual basis, Ally will review its rate support pricing methodology with Chrysler, subject to the terms of this Agreement.

(B)	On a quarterly basis, Ally will advise the Coordinating Committee of any changes in rate support pricing methodology, subject to the terms of this Agreement.

(b)	Ally will establish the Support Rates.

(i)	Ally may vary the applicable Support Rate by factors that [***], in each case consistent with its obligations under Section 3.5(a)(i)(B), (ii), and (iii).

(ii)

The parties expect that Support Rates will be in effect for a month at a time, however, Ally may change the Support Rate during a calendar month upon at least fourteen calendar days’ notice to Chrysler before the effective date of the change.

(c)	Chrysler will pay to Ally the amount of any Rate Support:

(i)	Discounted to present value at the applicable Support Rate; and

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(ii)	Further discounted for expected pre-payments.

(d)	For each month that a Rate Support payment is due to Ally:

(i)

Ally will send Chrysler an invoice by the fifth business day of the following month indicating the amount of Rate Support payment for the immediately preceding month (e.g., Ally will send Chrysler an invoice by December 7, 2009 for a Rate Support payment owed for contracts booked in November 2009).

(ii)

Chrysler will pay Ally the full invoice amount, without setoff, recoupment, or any other deduction (regardless of whether Chrysler disagrees with the invoice amount), by the 18th calendar day of the month, or if the 18th calendar day is not also a Business Day, then by the Business Day that next follows the 18th calendar day.

(iii)

If Chrysler disagrees with the invoice amount, then subject to Section 3.5(d)(ii) above, it may invoke the Dispute resolution process under Section 15.3 of this Agreement for any disputed portion of the invoiced amount.

SECTION 3.6 Leases.

(a)	Ally has no obligation to offer incentivized or standard leases for Chrysler Products.

(b)	Ally has no exclusivity rights as to Chrysler lease programs, unless Chrysler and Ally agree otherwise [***].

(c)	Nothing in this Agreement restricts Chrysler’s right to enter into an exclusive arrangement for a lease Subvention Program with a third party [***].

(d)	Ally may offer incentivized leases in the future, subject to market conditions and its risk management policies.

(e)

If Ally offers incentivized leases in the future, then they will be available for Chrysler Products on a non-discriminatory basis, taking into account that OEMs offer different products and programs and that those products may have different residual values or customer fees.

ARTICLE IV DEALER FINANCING

SECTION 4.1 General Service Obligations.

(a)

In the United States (including Puerto Rico on a best efforts basis), Ally will provide full and fair consideration of any application for Dealer Financing received from a Chrysler Dealer, applying commercial lending credit risk underwriting standards consistent with Ally’s general practices for Dealer Financing and will provide Dealer Financing to the Chrysler Dealer, if appropriate in Ally’s sole discretion in accordance with its usual and customary commercial lending standards, subject to safety and soundness requirements and, absent a default by the dealer, the minimum guidelines described in Exhibit B of this Agreement, at the rate of return that Ally considers to be appropriate under the circumstances.

(b)

Ally’s decision whether to provide Dealer Financing to any Chrysler Dealer will be made in Ally’s sole and absolute discretion and pursuant to its business judgment, without influence by Chrysler (but this does not prohibit Chrysler from communicating with Ally about Ally’s performance under this Agreement or any other matter).

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(c)

Nothing in this Agreement requires either Chrysler or Ally in its respective good faith business judgment to support the other party or any Ally-Financed Dealer in resolving any disputes or claims, but rather each party is permitted to support the other if, and to the extent, it wants to do so.

(d)

Chrysler will use reasonable efforts to facilitate a positive relationship between Ally and Chrysler Dealers and in particular, to promote its association with Ally to Chrysler Dealers and seek to create an awareness among Chrysler Dealers of benefits available to them by dealing with Ally.

(e)	Nothing in this Agreement affects Chrysler’s rights or obligations as to any Chrysler Dealer, or Ally’s rights or obligations as to any Ally-Financed Dealer.

(f)

Nothing in this Agreement is intended to permit Ally, or to create a right in Ally, to influence any act or omission by Chrysler as manufacturer, seller, and distributor of Chrysler Products to Chrysler Dealers, or to permit Chrysler, or create a right in Chrysler, to influence any act or omission by Ally as a provider of Dealer Financing to Chrysler Dealers.

SECTION 4.2 Chrysler Dealer Information.

(a)

Chrysler will provide to Ally direct access to Chrysler’s information technology systems to facilitate direct billing of new vehicle inventory and to assist Ally in monitoring accounts and dealer inventories, including, without limitation, dealer sales data, dealer financial data, vehicle price information, and sales and production forecasts, subject in each case to the availability of such data on Chrysler’s information technology systems and to any requirements of applicable Law.

(b)	Subject to requirements of applicable Law, Chrysler and Ally will:

(i)

Cooperate in promptly providing information to, and consulting with, each other in good faith with regard to the operating and financial condition of Ally-Financed Dealers identified by Chrysler or Ally as “troubled dealers”, for the purpose of identifying potential problems, promoting solutions, and minimizing risks to Chrysler and Ally.

(ii)	Use commercially reasonable efforts to notify the other party before implementing any decision terminate its relationship with an Ally-Financed Dealer.

(iii)

Upon request from the other party, use commercially reasonable efforts to provide reasonable assistance in resolving issues with Ally-Financed Dealers, including default and litigation situations, inventory restrictions, suspensions or terminations, requests to divert inventory to other Chrysler Dealers to the extent possible or practicable, options to repurchase new vehicle inventory, and assignment of funds due from Chrysler, subject to the provisions of this Agreement.

SECTION 4.3 Security Enhancements. Chrysler will not prohibit Chrysler Dealers from providing guaranties and/or additional security or credit enhancements to Ally, including granting a security interest in accounts payable owed by Chrysler to Chrysler Dealers.

SECTION 4.4 Vehicle Repurchase. Upon a Repurchase Triggering Event as to a Chrysler Dealer, Chrysler will repurchase all new Chrysler vehicles (including “Chrysler”, “Dodge” “RAM” and “Jeep” branded vehicles) in that Chrysler Dealer’s inventory that were invoiced by Chrysler and financed by Ally after May 1, 2009 (regardless of whether another lender was the original or a subsequent finance source, e.g., dealer trades, re-allocations of inventory by Chrysler, etc.), subject to the following terms and conditions:

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(a)

Chrysler’s obligation to repurchase inventory from a Chrysler Dealer under this Agreement does not apply to any vehicles meeting the following conditions, unless otherwise required under applicable state franchise law:

(i)	Any vehicle with mileage above [***] miles.

(ii)	Any vehicle with material damage or missing equipment that either:

A.	May effect [***]; or

B.	Has an [***].

(iii)	Upfit or Chrysler Dealer altered or modified units, except any upfit units re-allocated by Chrysler from one Chrysler Dealer to another (through dealer trades or otherwise).

(b)	The periods for Chrysler’s repurchase obligation under this Agreement are as follows:

New vehicles financed by Ally from and after May 1, 2009:	One year from original invoice date.
Dealer trade vehicles from and after May 1, 2009:	One year from original invoice date.
Inventory existing before May 1, 2009 and re-allocated by Chrysler as contemplated by the MAFA Term Sheet, dated April 30, 2009 (through dealer trades or otherwise):	One year from re-allocation date.
Inventory existing before May 1, 2009 and re-financed by Ally in a “take-out” of the Chrysler Dealer’s lender:	Six months from “take-out” date.

(c)

The repurchase price for each repurchased vehicle is the full amount for which Chrysler drafted on Ally, or the amount advanced by Ally, in each case without deduction for dealer holdback, advertising, transportation, etc. but less any principal reductions already paid to Ally before the repurchase.

(d)	Chrysler will pay Ally the repurchase price within [***] calendar days of the Repurchase Triggering Event.

(e)

If Chrysler fails to pay Ally the repurchase price when due, then Chrysler will pay interest on the amount due from the due date until the date of payment at the then-current interest rate that Ally charges the relevant Chrysler Dealer for Inventory Financing.

(f)	Any vehicle repurchase will occur at the relevant Chrysler Dealer’s location, or at another location reasonably agreed between the parties that is within 100 miles of such Chrysler Dealer’s location.

(g)

Upon Ally’s receipt of the Repurchase Price for a vehicle, Ally will send Chrysler any related document of title, title, and/or certificate of origin that is in Ally’s actual, physical possession, and in the event the applicable Repurchase Triggering Event is a repossession or voluntary surrender, Ally will use commercially reasonable efforts to obtain such document or certificate.

(h)

Chrysler’s vehicle repurchase obligations under this Agreement are in addition to any applicable state franchise law or other legal requirements related to new vehicle repurchase (e.g., dealer sales and service agreement).

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(i)	Ally’s security interest in any repurchased vehicle remains fully intact until Ally is paid the repurchase price for the repurchased vehicle.

(j)

Notwithstanding Section 12.1, Chrysler and Ally may terminate the foregoing provisions on vehicle repurchase upon their mutual agreement at any time on a prospective basis, but vehicles invoiced by Chrysler and/or financed by Ally before the termination effective date remain subject to the foregoing provisions on vehicle repurchase.

ARTICLE V OTHER SERVICES

SECTION 5.1 Remarketing. Ally will make Remarketing services available to Chrysler Dealers, subject to and in accordance with Ally’s eligibility criteria and other applicable policies.

SECTION 5.2 Insurance. Ally will [***]:

(a)	[***].

(b)	[***].

(c)	[***].

SECTION 5.3 Marketing, Promotion, and Advertising. Chrysler and Ally will offer each other the following marketing, promotional, and advertising services, subject to mutually agreeable terms and conditions, including costs, outlined in Implementing Agreements.

(a)	As to Consumer Financing:

(i)

Chrysler will include references to “Ally”, and/or “Ally Bank” (as determined by Ally) where appropriate in Chrysler’s advertising and marketing materials for Subvention Programs in which Ally participates.

(ii)	Chrysler will give good faith consideration to Ally for future affinity-related financial services opportunities (e.g., credit card programs).

(iii)	Chrysler will offer Ally opportunities to include messages about Ally products and programs in Chrysler mailings to customers.

(iv)	Ally will offer Chrysler opportunities to include messages about Chrysler Products and programs on billing statements sent to Ally’s Chrysler customers.

(v)	Chrysler will offer Ally opportunities to participate in appropriate international, national, regional, and local promotional events sponsored by Chrysler or with which Chrysler is affiliated.

(vi)	Chrysler and Ally may each offer the other’s employees opportunities to participate in certain marketing programs directed at their own employees.

(vii)

Ally and Chrysler will offer each other opportunities to place on their respective websites weblinks to the other’s public websites, so long as the linked websites are appropriately branded, and the landing page of the Ally linked website does not include links to a website of any other OEM.

(viii)	Ally and Chrysler will handle customer inquiries and complaints about Subvention Programs in which Ally participates, and/or about Chrysler Products that are properly addressed by the other

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party by forwarding them in a timely and professional manner to the relevant department of the other party for resolution.

(b)	As to Dealer Financing Chrysler will:

(i)	Provide Ally reasonable access to Chrysler Dealers to enable Ally to train Chrysler Dealers about Ally products at Ally’s sole cost.

(ii)	Allow Ally to participate reasonably in Chrysler-produced or Chrysler-sponsored publications for employee or external audiences.

(iii)

Allow Ally to provide to Chrysler Dealers information about Ally Products and provide Ally reasonable access to Chrysler Dealers through Chrysler websites and other appropriate Chrysler systems for Chrysler Dealers.

(iv)	Assist Ally in administering and promoting of programs to provide incentives to Chrysler Dealers to use and promote Ally Products.

(v)	Allow Ally to participate reasonably in planning and communicating programs pertaining to Chrysler Dealers.

(c)

Ally and Chrysler will make joint sales contacts with Chrysler Dealers, customers, and potential customers for fleet and small business sales, as appropriate with a view to expanding fleet and small business sales profitably.

(d)

Chrysler will notify Ally about, and will offer Ally reasonable opportunity to participate in, and receive any written materials provided at, scheduled local, regional, and/or national meetings of Chrysler Dealers, subject to the following:

(i)	Chrysler may in its good faith business judgment determine that:

(A)	Ally’s attendance is not appropriate for a specific portion of any meeting or specific agenda item(s) in a meeting.

(B)	Ally’s receipt of certain written materials is not appropriate, in which case Ally will not attend such portions of the meeting or receive such materials.

(ii)	In its discretion, Chrysler may provide Ally with notice of, and an opportunity to attend other meetings pertaining to, marketing plans, incentive strategies, or tactics.

ARTICLE VI COORDINATING COMMITTEE

SECTION 6.1 Coordinating Committee. Chrysler and Ally hereby create a committee to be responsible for considerations around joint policies and programs and coordination of joint activities between them and to serve as the initial arbiter of disputes that cannot be resolved between the parties at the operating level (“Coordinating Committee” or “Committee”).

(a)	The total membership of the Coordinating Committee will be between six and ten, as agreed from time to time by the Committee.

(i)	Each of Chrysler and Ally will designate an equal number of Committee members, and each may designate up to five ad hoc members.

(ii)	Members and ad hoc members will be employees of Chrysler (or an affiliate of Chrysler) and Ally, respectively, with a reasonable degree of decision-making authority in order to facilitate

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prompt and efficient resolution of matters before the Committee, unless the Committee agrees otherwise.

(iii)

Each of Chrysler and Ally will designate one of their Committee members to be the lead member, who will be the principal point of contact and coordination outside of formal Committee meetings (“Lead Member”).

(iv)	Additional guests with applicable expertise may attend meetings by invitation of the Committee.

(v)	Schedule I lists the initial members, initial Lead Members, and other initial member designations by Chrysler and Ally to the Committee.

(b)

The Committee will appoint one of its members as the Committee Chair for purposes of coordinating meeting discussions, and the position of Chair will rotate between members designated by Chrysler and members designated by Ally each May 1, unless otherwise agreed by the Committee.

(c)

The Committee will appoint one of its members as Secretary of the Coordinating Committee and the position of Chair will rotate between members designated by Chrysler and members designated by Ally each May 1, unless otherwise agreed by the Committee.

(i)	If a Chrysler member is the Committee Chair, then the Secretary will be an Ally member, and if an Ally member is the Committee Chair, then the Secretary will be a Chrysler member.

(ii)	The Secretary will, among other things:

(A)	Work with the Lead Members to prepare an agenda for each meeting;

(B)	Prepare minutes of meetings, which will be circulated to the Lead Members for approval in advance of being finalized and distributed to the Committee and ad hoc members; and

(C)	Establish an annual calendar of regular meetings.

(d)	The Committee will hold regular meetings on a monthly basis.

(i)	Each Lead Member may call a special meeting of the Committee, as deemed appropriate.

(ii)	Attendance at any meeting may be by telephone.

(iii)	At least two members from each of Chrysler and Ally are necessary for a quorum at any regular or special Committee meeting.

(iv)	If the person then designated as Chair or Secretary is not present at any meeting, replacement(s) may be established for purposes of that meeting.

(e)	Committee decisions will be by consensus; i.e., Chrysler members collectively have one “vote” and Ally members collectively have one “vote”, with consensus required for action to be taken.

(f)	The Committee will conduct an ongoing review of the parties’ joint and independent efforts under this Agreement.

ARTICLE VII INFORMATION REPORTS

SECTION 7.1 Information, Reports, and Service Level Metrics. Chrysler and Ally will prepare and deliver to each other on a regular, timely basis, such information and reports as the other reasonably requests or requires from time to time regarding any and all aspects of the Dealings under this Agreement, to the extent that such information or reports are not privileged; subject to contractual or other use and/or

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disclosure restrictions; or are reasonably determined to be either too sensitive for disclosure or too burdensome to produce by the disclosing party, in all cases as determined by the disclosing party in its good faith business or legal judgment, including that:

(a)

Ally will meet with Chrysler periodically via the Coordinating Committee, as well as upon reasonable request, to discuss current and projected financing needs for Chrysler Dealers and Consumers, and Ally will periodically provide to Chrysler a funding plan designed to meet these financing needs.

(b)	Ally will provide to Chrysler through the monthly Coordinating Committee meetings benchmark pricing and standard rates of other automotive retail lenders (on an anonymized basis, if Ally so chooses).

(c)

Chrysler will, to the extent authorized to do so (under, for example, dealer sales and service agreements with Chrysler or dealer finance agreements with Ally), provide to Ally customary information concerning the Ally-financed Chrysler Dealer network, including, monthly dealer financial statements, and daily retail sale reporting.

(d)

Upon Chrysler’s request, and subject to Section 7.1(g) below, Ally will provide to Chrysler information and regular reports to facilitate Chrysler’s understanding of wholesale and retail financing dynamics and Ally’s volume, breadth, and depth of credit buying, including the following:

(i)	Daily Application volume and Approvals by FICO Scores (broken down by Prime, Near-Prime and Subprime) and by Credit Tier by business center;

(ii)	Daily cashing volume and rates by Credit Tier and by FICO Scores (broken down by Prime, Near-Prime and Subprime) by business center; and

(iii)	Monthly penetration reports by subvented and standard rates (e.g., book-to-Approval) by vehicle line.

(e)	The breakdown of FICO Scores by Prime, Near Prime and Subprime will be determined from time to time by the Coordinating Committee.

(f)	Ally will provide to Chrysler current service level metrics that Ally monitors in the ordinary course of business.

(i)	Ally and Chrysler will mutually agree which of these metrics will be used by the Coordinating Committee to measure Ally’s performance under this Agreement.

(ii)

The Coordinating Committee will review the agreed-upon metrics, along with the bi-annual National Auto Dealers Association survey (survey applies only for the United States), and determine scorecards to apply against these metrics and options to remedy any shortfall in performance as measured against these scorecards from time to time.

(g)

Ally will provide Chrysler package of OEM reports related to Consumer Financing, which will include information and statistics on Applications (including Approvals, rejections, and qualifications), contracts booked, terminated contracts, termination schedules, rate and residual support, and other information for the month and for the calendar year-to-date, with most of it available by brand, model, and/or region.

(h)	The reports contemplated by this Section 7.1 will be provided in the forms approved by the Coordinating Committee (with any changes subject to approval of the Coordinating Committee).

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ARTICLE VIII OPERATING PRINCIPLES

SECTION 8.1 Credit Policies. Ally will provide Consumer Financing and Dealer Financing services contemplated by this Agreement under its credit policies.

(a)	Ally’s credit policies are the sole responsibility, and under the sole control, of Ally.

(b)	Upon Chrysler’s reasonable request, Ally will provide to Chrysler copies of Ally’s credit policies currently in effect at the time of the request.

SECTION 8.2 Risks.

(a)

Subject to Ally’s credit policies and the terms below, Ally (as opposed to Chrysler) will provide any financing and funding for the Consumer Financing and Dealer Financing services contemplated by this Agreement and will bear all risks in connection with these services, including credit risk and residual value risk, unless Ally and Chrysler expressly agree otherwise.

(b)

Any financing and funding by Ally for the Consumer Financing and Dealer Financing services contemplated by this Agreement will be on a non-recourse basis as to Chrysler, excluding Chrysler’s vehicle repurchase obligations under this Agreement and/or applicable Law, and Chrysler will not bear the credit risk for the financing and funding, in each case unless otherwise mutually agreed (e.g., in connection with a specific Subvention Program).

SECTION 8.3 Organizational Set-up. In recognition of the fact that a long-term major customer of Ally is a principal competitor of Chrysler, Ally will work with Chrysler in good faith to develop mutually agreeable customized service arrangements (collectively “Organizational Set-up”).

(a)	Ally and Chrysler will work in good faith to agree on a plan for implementing the Organizational Set-up, including milestones and “deliverables”, and any cost-sharing.

(b)

As part of the Organizational Set-up efforts, Ally will transition to a dedicated Chrysler sales force in Ally’s metro markets and other regions, as agreed by Ally and Chrysler, including any exceptions (e.g., multi-franchise operators).

(c)

As part of the Organizational Set Up Efforts, if Ally maintains a company car fleet for its employees, then Ally will use commercially reasonable efforts to incorporate Chrysler motor vehicles into such fleet, and as to any such company car fleet.

(i)

Ally will use commercially reasonable efforts to have the proportion of Chrysler vehicles in any such fleet be at least proportional to the outstandings of Ally’s Chrysler Retail Financing portfolio as compared with the Retail Financing portfolios of other OEMs, so long as Chrysler provides pricing discounts that are substantially similar to, or better than, its volume-incentive program in effect as of June 30, 2010.

(ii)	Notwithstanding any contrary provision in this Agreement, Ally is not obligated to maintain a company car fleet for its employees.

(d)

Ally will use commercially reasonable efforts to provide the Consumer Financing, Dealer Financing, Remarketing, and Insurance services contemplated by this Agreement using a name other than “GMAC”, in each case as soon as reasonably practical.

SECTION 8.4 Cross-selling. Chrysler and Ally intend to develop a relationship in which Ally will become Chrysler’s preferred financial services provider, and in this regard Chrysler and Ally will explore in good faith opportunities cross-selling across their respective customer bases and for revenue sharing, in each case with respect to financial and other services not explicitly described in this Agreement.

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SECTION 8.5 Form of Customer Agreements. The form and content of all Dealer Financing, Consumer Financing, Remarketing, Insurance and other agreements and documents with Chrysler Dealers and Chrysler Consumers are in Ally’s sole discretion and responsibility.

SECTION 8.6 Non-discrimination. Except as otherwise provided in this Agreement, Ally will use commercially reasonable efforts to [***], and to use [***], in each case:

(a)	That are [***] than the financing services [***], including as to [***].

(b)	Taking into account that other OEMs offer different products and programs and their dealers and customers may have different performance and experience; that Ally [***].

ARTICLE IX UNSECURED EXPOSURE CAP

SECTION 9.1 Unsecured Exposure Cap. On any day that this Agreement is in effect, the [***], taken together, on one hand to [***], taken together, on the other hand [***].

(a)	Ally will use commercially reasonable efforts to provide Chrysler with advance notice that [***], but any delay or failure to provide such notice [***].

(b)	If the [***] on any day that this Agreement is in effect, Ally may [***], however, Ally will provide Chrysler with not less than 15 calendar days advance notice before any such [***].

(c)	Ally and Chrysler will negotiate in good faith from time to time (and at least on an annual basis) to [***], including the addition or deletion of categories [***].

(d)	To the extent not publicly available:

(i)	On a quarterly basis, Chrysler will provide Ally with its true, accurate, and complete [***].

(ii)	On an annual basis Chrysler will provide Ally with its true, accurate, and complete [***].

ARTICLE X AUDITS BY THE PARTIES

SECTION 10.1 Review Rights. Upon at least three Business Days’ prior notice from one party, the other party will provide reasonable access, during regular business hours, to its files, books, and records pertaining to the services contemplated by this Agreement for the purpose of confirming the other’s compliance with this Agreement (“Compliance Review”).

(a)

Neither Ally nor Chrysler is entitled to perform a Compliance Review more than once in any six month period, except that if Chrysler breaches Section 3.3(b) or 3.3(c), or if Ally breaches Section 3.5(a) or Section 8.6, then in each case the non-breaching party may perform a Compliance Review once every 30 days to audit compliance with those provisions but only until such time as a Compliance Review demonstrates to the non-breaching party’s reasonable satisfaction that such breach has been cured.

(b)	Each Compliance Review will be limited in duration, manner, and scope reasonably necessary and appropriate to confirm compliance with this Agreement.

(c)

Neither Ally nor Chrysler is obligated to provide any access or information, if it would violate any obligation of confidentiality or applicable Law or other legal restriction, but in such cases the parties will reasonably cooperate to facilitate independent third party expert review, to the extent reasonably

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and legally possible, of any information relevant to any provisions of this Agreement that may otherwise be subject to any such Law or other legal restriction.

(d)	Compliance Audits by either party must be conducted by individuals who have sufficient knowledge and expertise regarding the matters being audited.

(e)	Neither Chrysler nor Ally is required to “train” the other’s auditors regarding the matters being audited.

ARTICLE XI INTELLECTUAL PROPERTY LICENSES

SECTION 11.1 License of Ally Name, Logo, Trademark. Effective upon Ally’s notice to Chrysler, Ally hereby grants to Chrysler a royalty-free, non-exclusive, non-transferable sublicense to use and display the “Ally” name, logo, and trademark, (individually and collectively “Ally Marks”) in performing the services contemplated by this Agreement and otherwise in connection with Chrysler’s business related to Ally and/or Ally Bank (“Ally License”).

(a)	Chrysler will not, during the term of this Agreement or thereafter:

(i)	Attack the validity of the Ally Marks.

(ii)	Do or permit to be done any act or thing that will in any way impair the rights of Ally as to the Ally Marks.

(iii)	Attempt to register the Ally Marks alone or as part of its own trademarks.

(iv)	Use or attempt to register any marks confusingly similar to the Ally Marks.

(b)

Chrysler may sublicense its rights under this Agreement to use any of the Ally Marks for purposes related to the performance of its obligations under this Agreement, but any such sublicense terminates upon the termination of this Agreement, except to the extent necessary to comply with Section 12.1(c) below.

(c)	Chrysler will use and display the Ally Marks only in the form, color, dimension, and manner approved by Ally.

(d)	The Ally License terminates when this Agreement expires or terminates, except to the extent necessary to comply with Section 12.1(c) below.

SECTION 11.2 License of Chrysler Names, Logos, Trademarks. Chrysler hereby grants to Ally a royalty-free, non-exclusive, non-transferable sublicense to use and display the “Chrysler”, “Dodge”, “Jeep”, “Mopar”, and “RAM” names, logos, and trademarks, and the Pentastar logo and trademark, (individually and collectively “Chrysler Marks”) in performing its obligations under this Agreement and otherwise in connection with Ally’s business related to Chrysler (“Chrysler License”).

(a)	Ally will not, during the term of this Agreement or thereafter:

(i)	Attack the validity of the “Chrysler” trademark.

(ii)	Do or permit to be done any act or thing which will in any way impair the rights of Chrysler as to any “Chrysler” trademark.

(iii)	Attempt to register “Chrysler” trademarks alone or as part of its own trademarks.

(iv)	Use or attempt to register any marks confusingly similar to any “Chrysler” trademark.

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(b)	Ally will use and display the Chrysler Marks only in the form, color, dimension, and manner approved by Chrysler.

(c)

Ally may sublicense its rights under this Agreement to use any of the Chrysler Marks for purposes related to the performance of its obligations under this Agreement, but any such sublicense terminates upon the termination of this Agreement, except to the extent necessary to comply with Section 12.1(c) below.

(d)	The Chrysler License terminates when this Agreement expires or terminates, except to the extent necessary to comply with Section 12.1(c) below.

ARTICLE XII TERM AND TERMINATION

SECTION 12.1 Term and Termination. The initial term of this Agreement is four years starting April 30, 2009 and expiring April 30, 2013, and the term renews automatically for successive one year terms, unless either Chrysler or Ally notifies the other in writing at least twelve months before the end of the Initial Term or any renewal term that it does not want to renew the Agreement.

(a)	Notwithstanding the foregoing, the duration of Implementing Agreements will be governed by provisions concerning term and termination contained in such Implementing Agreements.

(b)	This Agreement may be terminated as follows:

(i)

The non-breaching party may terminate this Agreement upon a breach by the other party that materially affects the non-breaching party reasonably anticipated benefits under this Agreement, and such breach, if curable, is not cured within 30 days of receipt of written notice from the non-breaching party;

(ii)

Chrysler may terminate this Agreement at any time upon written notice to Ally, if Ally becomes, or if Ally Controls, is Controlled by, or is under common Control with, an OEM that competes with Chrysler. This termination right will not be triggered solely by common Control attributable to Ally and such OEM currently, or during the term of this Agreement, being under the common Control of the United States government or any part of the United States government (for example, if Ford Motor Company comes under United States government Control, that fact alone would not trigger Chrysler’s right to terminate this Agreement, but, for example, if General Motors LLC were to acquire Control of Ally, that fact would trigger such right.)

(iii)	The parties may mutually agree to terminate this Agreement.

(c)	Upon the expiration or termination of this Agreement for any reason, Chrysler and Ally will:

(i)	To the extent reasonably requested by the other, fully cooperate in any transfer of any servicing functions contemplated by this Agreement to a third party; and

(ii)

Complete performance of any pending, “in-progress” obligations according to such standards, including confidentiality, security and accuracy, as were in effect under this Agreement prior to its termination and compensate each other for such services to the same extent as if such services had been performed during the Term of this Agreement.

(d)	The provisions of Article XIII and Article XIV survive the expiration or termination of this Agreement and remain in force and effect for three years following such termination or expiration,

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and Section 4.4 survives the expiration or termination of this Agreement in accordance with Section 4.4(j).

ARTICLE XIII INDEMNIFICATION, LIABILITIES, AND REMEDIES

SECTION 13.1 Indemnification. Recognizing that if Chrysler or Ally is the subject of a third party legal or enforcement action (regarding, for example in the case of Ally, credit decisions, credit documentation, and financing activities within Ally’s responsibilities, and for example in the case of Chrysler, product warranty, product liability, and manufacturing and distribution activities within Chrysler’s responsibilities), the other may be named in the action also because of the parties’ relationship under this Agreement:

(a)

Chrysler and Ally, respectively, will indemnify the other party’s and the other party’s Subsidiaries; directors; officers; employees; and representatives, in each case, in their capacities as such, against any and all damages, claims, causes of action, losses, and/or other liabilities incurred and arising from such party’s business or operations (i.e., in the case of Ally where the liabilities are primarily and traditionally are Ally’s as a financial services provider and in the case of Chrysler, where the liabilities are primarily and traditionally are Chrysler’s as a manufacturer), in each case to the extent related to a third party legal or enforcement action (“Indemnifiable Claim”).

(i)

The party seeking indemnification (“Indemnitee”) must notify the other party of any third party action that may be an Indemnifiable Claim brought against the Indemnitee as promptly as reasonably practical; however, any failure to provide such notice does not relieve the indemnifying party from its indemnity obligations under this Agreement.

(ii)	The party from whom indemnification is sought (“Indemnitor”) may assume full control of the defense of the Indemnifiable Claim.

(iii)

If the Indemnitor does not assume control of the defense of the Indemnifiable Claim within a reasonable time of receiving notice of it from the Indemnitee and Indemnitee is prejudiced by such delay, then the Indemnitee may assume control of the defense of it, with full recourse against the Indemnitor for all costs and expenses incurred in connection with the defense and/or settlement of the Indemnifiable Claim.

(iv)	The Indemnitee and Indemnitor will reasonably cooperate with each other in defense of the Indemnifiable Claim, regardless of which party has assumed control of the defense of it.

(v)

Neither the Indemnitee nor the Indemnitor may settle any third party claim related to the services provided under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld, and without obtaining the unconditional release of the other party from all liability to the third claimant(s).

(b)

If the indemnifiable damages, claims, causes of action, losses, and/or other liabilities arise out of the parties’ joint activities, then the parties will apportion the damages, claims, causes of action, losses, and/or other liabilities in good faith and in a fair manner under the circumstances.

SECTION 13.2 Limitation on Liability. Neither party will be liable to the other party:

(a)	In tort, except for gross negligence or willful misconduct.

(b)	For equitable claims (but not including equitable remedies).

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(c)	For claims arising out of any contract with any customer, dealer, or other third party or otherwise in connection with their relationship with such Persons.

SECTION 13.3 Limitation on Damages. Neither party is liable under this Agreement for any:

(a)	Damages caused by a Force Majeure Condition as defined in Section 15.6 below; or

(b)	Indirect, incidental, consequential, or non-economic damages.

SECTION 13.4 Equitable Remedies. Nothing in this Agreement restricts either party’s ability to seek equitable remedies (as distinguished from claims), including specific performance of a party’s obligations under this Agreement.

SECTION 13.5 Cumulative Remedies. Each party’s rights and remedies under, and/or in connection with, this Agreement are cumulative and may be exercised singly, concurrently, and/or successively in the exercising party’s sole, absolute discretion.

ARTICLE XIV CONFIDENTIALITY

SECTION 14.1 Nondisclosure of Confidential Information. Neither party will use or disclose any Confidential Information of the other party or the terms of this Agreement, except:

(a)

To its Representatives who have agreed to comply with the nondisclosure and use restrictions of this Agreement, and then only to the extent reasonably necessary for the disclosing party to perform its obligations under this Agreement or any Implementing Agreement.

(b)	To its Subsidiaries that do not compete with the other party; its board of directors; and/or its external auditors.

(c)	To the extent expressly consented to by the other party.

(d)

To the extent required to be disclosed by any of the following, but before making any such disclosure the disclosing party will notify the other party of any such requirement to the extent legally permitted, so that such other party may seek an appropriate protective order at such other party’s sole cost and expense:

(i)	Order of a court of competent jurisdiction, administrative agency, or governmental body.

(ii)	By subpoena, summons, or other compulsory legal process.

(iii)	Law, regulation, or rule.

(iv)	In connection with any judicial or other adjudicatory proceeding in which Chrysler or Ally is a party.

SECTION 14.2 Nondisclosure of Chrysler Dealer and Chrysler Consumer Information. Subject to Section 14.1(c) and 14.1(d) above, Ally will not directly or indirectly share data about Chrysler Dealers or their customers with other OEMs, authorized vehicle distributors, or authorized vehicle dealers, absent the consent of Chrysler and the affected Chrysler Dealers or their customers (as applicable), and will put in place appropriate safeguards to protect such information from unauthorized disclosure.

(a)	The foregoing restrictions do not apply to Ally’s “own experience” data about Chrysler Dealers or their customers or to data that is otherwise public.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

(b)	Upon termination of this Agreement, Ally and Chrysler will work in good faith to agree on parameters for sharing of information about Chrysler customers contained in Ally’s customer database.

SECTION 14.3 Information Security. Chrysler and Ally will take reasonably necessary technical and organizational precautions to ensure that each other’s Confidential Information is protected from unauthorized access, alteration, disclosure, erasure, manipulation and destruction by third parties while such information is in its possession or control and will ensure that such information is not processed in other ways contradictory to privacy and/or data protection laws.

(a)

Upon written request, Chrysler and Ally will provide each other reasonable information regarding the processing of such information, including where and how such information is stored, who has access to such information and why and what security measures are taken to ensure that such information is protected from unauthorized access, alteration, disclosure, erasure, manipulation and destruction while in its possession or control.

(b)

Chrysler and Ally will maintain sufficient procedures to detect and respond to security breaches involving Confidential Information and will inform each other as soon as practicable when either of them suspects or learns of malicious activity involving such Confidential Information, including an estimate of the activity’s effect on the other and the corrective action taken.

SECTION 14.4 Data Privacy. Chrysler and Ally each will treat the other’s Confidential Personal Information confidentially and use or disclose Confidential Personal Information only in connection with providing Consumer Financing Services and their other obligations under this Agreement.

(a)

Chrysler and Ally each will restrict disclosure of Confidential Personal Information in their possession or control to their employees and/or representatives who have a need to know such information in connection with providing Consumer Financing Services and the performance of their respective obligations under this Agreement.

(b)

Unless otherwise prohibited by law, Chrysler and Ally each will immediately notify the other party of any legal process served on such party for the purpose of obtaining Confidential Personal Information and, prior to disclosure of any Confidential Personal Information in connection with such process, use commercially reasonable efforts to give the other party adequate time to exercise its legal options to prohibit or limit such disclosure.

(c)	Chrysler and Ally each will implement appropriate measures designed to meet the following objectives:

(i)	Ensure the security and confidentiality of Confidential Personal Information;

(ii)	Protect against any anticipated threats or hazards to the security or integrity of such information; and

(iii)	Protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the person about whom the Confidential Personal Information refers.

(d)

Within ten days following termination of this Agreement or ten days following the completion of a project for which the Confidential Personal Information has been provided, whichever first occurs, upon the other party’s request, Chrysler or Ally, as the case may be, will:

(i)	Return the other party’s Confidential Personal Information to such other party; or

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

(ii)	Certify in writing to such other party that such Confidential Personal Information has been destroyed in such a manner that it cannot be retrieved.

(e)

Chrysler and Ally will notify each other promptly upon the discovery of any loss, unauthorized disclosure, unauthorized access, or unauthorized use of the other’s Confidential Personal Information and will indemnify the other party for such loss, unauthorized disclosure, unauthorized access or unauthorized use, including reasonable attorney fees in accordance with the terms and conditions of Section 13.1 of this Agreement.

ARTICLE XV MISCELLANEOUS

SECTION 15.1 Representations and Warranties. Chrysler and Ally each hereby represent and warrant to the other that, as of the date of this Agreement:

(a)

It is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was formed and has all requisite power and authority to enter into and perform all of its obligations under this Agreement.

(b)	The execution, delivery and performance of this Agreement by it have been duly authorized by all requisite action on its part.

(c)	This Agreement constitutes a valid and binding obligation of it and is enforceable against it in accordance with its terms.

(d)	The execution and performance of this Agreement by it will not:

(i)	Violate any provision of applicable law.

(ii)	Conflict with the terms or provisions of its organizational or governance documents, or any other material instrument relating to the conduct of its business or the ownership of its property.

(iii)	Conflict with any other material agreement to which it is a party or by which it is bound.

(e)

There are no actions, suits, proceedings or other litigation or governmental investigations pending or, to its knowledge, threatened, by or against it with respect to this Agreement or in connection with the dealings contemplated by this Agreement.

(f)

There is no order, injunction, or decree outstanding against, or relating to, it that could reasonably be expected to have a material adverse effect upon its ability to perform its obligations under this Agreement.

SECTION 15.2 No Waiver of Rights or Remedies. Any forbearance, delay, or failure by Chrysler or Ally in exercising any of its respective rights or remedies does not constitute a waiver of such rights or remedies or of any existing or future default under this Agreement.

SECTION 15.3 Dispute Resolution. Any dispute, controversy, claim, or disagreement arising from or in connection with this Agreement (“Dispute”), will be exclusively governed by and resolved in accordance with the provisions of this Section 15.3, and except as provided in this Section 15.3, neither party will seek judicial relief of any Dispute.

(a)

Any Dispute that cannot be resolved at the working level will, in the first instance, be submitted to each member of the Coordinating Committee before the next scheduled Coordinating Committee meeting.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

(b)

If at formal Coordinating Committee meeting or within ten business days thereafter (unless a different time is agreed to by the Coordinating Committee) the Coordinating Committee is unable to resolve any such Dispute, the Dispute will immediately be escalated to the Ally President and the Chrysler Chief Financial Officer, or their designees for the particular matter, for resolution.

(c)

Any Dispute that is not resolved by the Ally President and the Chrysler Chief Financial Officer (or their designees for the particular matter) within 30 days of submission to them will immediately be escalated to the Ally Chief Executive Officer and Chrysler Chief Executive Officer.

(d)	If a Dispute is not resolved within 90 days of the date of escalation to the Ally President and Chrysler Chief Financial Officer, either party may pursue legal remedies.

(e)

This Section 15.3 does not limit either party’s right to apply to a court of competent jurisdiction for equitable, provisional relief with respect to any Dispute pending the resolution of the Dispute pursuant to this Section 15.3.

SECTION 15.4 Venue and Jury Trial Waiver. Any suit, action, or proceeding brought by a party against the other party arising out of or relating to this Agreement or any transaction contemplated by it will be brought in any federal or state court located in the city, county, and State of New York.

(a)	Each party hereby submits to the exclusive jurisdiction of any federal or state court located in the city, county, and State of New York for the purpose of any such suit, action or proceeding.

(b)

Service of any process, summons, notice or document by registered mail to such party’s respective address set forth in this Agreement for notice will be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section.

(c)

Each of Ally and Chrysler, respectively, hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by it.

SECTION 15.5 Notices. Except for notices, requests, and other communications regarding operational matters (e.g., drafting authorizations, credit line suspension notices), which each party currently sends, and historically has sent, to individuals at the operational levels of the other party (“Operational Notices”), all legal notices, requests, and other communications to either party required by or permitted under this Agreement (“Notices”) must be in writing, including facsimile transmittal, and sent to the addresses indicated below, or at such other address to the attention of such other person as either party may designate by written notice to the other party:

To Chrysler:	To Ally:
1000 Chrysler Drive	200 Renaissance Center
Auburn Hills, MI 48326	Mail Code 482-B12-D11
Attention: General Counsel	Detroit, MI 48265
Facsimile: 248-512-1772	Attention: President
Facsimile: 313-656-5202

(a)	All Notices other than Operational Notices are deemed given and received as follows:

(i)	If given by mail or nationally recognized, reputable commercial delivery service: the second Business Day after the Notice is sent or the date the recipient actually receives it.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

(ii)

If given by facsimile or e-mail: when the facsimile or e-mail is transmitted to compatible equipment in the possession of the recipient and confirmation of complete receipt is received by the sending party during normal business hours or on the next Business Day if not confirmed during normal business hours.

(iii)	If given by hand delivery against a receipted copy: when the copy is receipted

(b)	Operational Notices may be given in any manner consistent with ordinary commercial practices, including telephone, e-mail, and/or facsimile.

SECTION 15.6 Force Majeure. Neither Chrysler nor Ally is liable for a delay in performance or failure to perform any obligation under this Agreement to the extent such delay is due to causes beyond its control and is without its fault or negligence, including, natural disasters, governmental regulations or orders, civil disturbance, war conditions, acts of terrorism or strikes, lock-outs or other labor disputes (“Force Majeure Condition”). The performance of any obligation suspended due to a Force Majeure Condition will resume as soon as reasonably possible as and when the Force Majeure Condition subsides.

SECTION 15.7 Relationship of the Parties. Nothing contained in this Agreement creates or will be construed as creating a joint venture, association, partnership, franchise, or agency relationship between Chrysler and Ally.

SECTION 15.8 Severability. If a court of competent jurisdiction holds that any part of this Agreement is invalid or unenforceable under applicable law, all other parts remain valid and enforceable.

SECTION 15.9 Assignment. Neither Chrysler nor Ally may assign this Agreement in whole or in part without the other party’s prior express written.

SECTION 15.10 Miscellaneous. This Agreement:

(a)	May be changed only by a writing signed by both parties.

(b)	Binds, and inures to the benefit of the parties’ respective successors and assigns.

(c)	Is not intended to, and does not, create any rights in any third party.

(d)	May be signed in one or more counterparts, each of is deemed an original, and all of which taken together constitute one and the same agreement.

(e)	Is governed by, and construed in accordance with, the laws of New York, without regard to its conflict of laws principles.

(f)

Constitutes the entire agreement of the parties regarding its subject matter and supersedes any and all prior oral or written agreements or understandings (each of the Service Provider Agreement and related confidentiality side letter agreement, each dated March 9, 2010, between Chrysler and Ally; the Marketing Agreement between GMAC Risk Services Inc. and Chrysler; and guaranties of dealership obligations that Chrysler signed in favor of Ally, are separate agreements and are not affected by this Section 15.10(f)).

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

ALLY FINANCIAL INC .		CHRYSLER GROUP LLC

Signature:	/s/ William F. Muir	Signature:	/s/ Richard Palmer

By (print name):	William F. Muir	By (print name):	Richard Palmer

Title:	President	Title:	Senior Vice President and

Chief Financial Officer

Date:	August 6, 2010	Date:	August 6, 2010

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

EXHIBIT A - FORM OF OPT-IN AGREEMENT

To: [Ally/Chrysler]

Ally Financial Inc. (“Ally”) and Chrysler Group LLC (“Chrysler”) have entered into the Auto Finance Operating Agreement (“Operating Agreement”) under which Ally provides certain services to Chrysler. [insert subsidiary name] (“Subsidiary”) desires to enjoy the rights and benefits under and flowing from the Operating Agreement. Therefore, Subsidiary hereby adopts for itself, and binds itself to, all of the terms and conditions of the Operating Agreement and any amendments thereto executed by Ally and Chrysler, with or without prior consultation with Subsidiary, as though Subsidiary is an original party to the Operating Agreement, with the exceptions as specified below. Upon opting in to the Agreement, as to “Subsidiary”, references to “Chrysler” or “Ally”, as applicable, in the Agreement refer to Subsidiary, and references to “party” refer to “Subsidiary”. Subsidiary agrees that it may not do either of the following absent Ally’s and Chrysler’s prior written consent:

1.	Assign this Opt-in Agreement, or the rights and obligations under it or the Operating Agreement, to anyone; or

2.	Terminate this Opt-in Agreement.

Exceptions required by local legal requirements and commercial practice:

[insert, if any]

This Opt-in Agreement is effective upon the occurrence of all of the following:

1.	Execution of this Opt-in Agreement by Subsidiary; and

2.	Acceptance of any exceptions by [Ally/Chrysler].

[insert subsidiary name]

By:

Title:

Date:

Exceptions accepted by Ally

By:

Title:

Date:

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

EXHIBIT B - STEADY STATE GUIDELINES

[***]

WHOLESALE FLOORPLAN
Purpose:	[***]
Inventory Security:	[***]
Additional Security:	[***]
Credit Lines:	[***]
Advance:	[***]
Release Privilege:	[***]
Interest Rate:	[***]
Application Fee:	[***]
Set-Up Fee:	[***]
Monthly Charges:	[***]
Floorplan Insurance:	[***]
Fleet:	[***]
Other Terms:	[***]

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

EXHIBIT B- – STEADY STATE GUIDELINES

[***]

WHOLESALE FLOORPLAN
Purpose:	[***]
Inventory Security:	[***]
Additional Security:	[***]
Credit Lines:	[***]
Advance:	[***]
Release Privilege:	[***]
Interest Rate:	[***]
Application Fee:	[***]
Set-Up Fee:	[***]
Monthly Charges:	[***]
Floorplan Insurance:	[***]
Fleet:	[***]
Other Terms:	[***]

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

DEALER TERM SHEET – STEADY STATE GUIDELINES

[***]

WHOLESALE FLOORPLAN [***]
Purpose:	[***]
Inventory Security:	[***]
Additional Security:	[***]
Credit Lines:	[***]
Advance:	[***]
Release Privilege:	[***]
Interest Rate:	[***]
Application Fee:	[***]
Set-Up Fee:	[***]
Monthly Charges:	[***]
Floorplan Insurance:	[***]
DPP:	[***]
Other Terms:	[***]

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

EXHIBIT C - Pre-existing Ally-Financed Dealers

United States

Dealership Name	Address	City	State	Zip Code
Koons Chevrolet Chrysler	2000 Chain Bridge Rd	Vienna	VA	22182
K & M Northfield Dodge	4100 Plainfield Ave. N.E.	Grand Rapids	MI	49525
Kimberly Chrysler Plymouth BMW	625 West Kimberly Road	Davenport	IA	52806
Roberson Motors, Inc.	3100 Ryan Drive Se	Salem	OR	97301
Laurel Chrysler Jeep	933 Eisenhower Blvd	Johnstown	PA	15904
Billion Dodge	1 Auto Plaza Dr.	Bozeman	MT	59718
Perkins Eastside Llc	6424 W Highway 146	Crestwood	KY	40014
Elhart Dodge Nissan Hyundai	870 Chicago Drive	Holland	MI	49423

York Chrysler/Dodge/Jeep Inc	1765 S Us Highway 231	Crawfordsville	IN	47933

Cunningham Chrysler Jeep Of Edinboro	12481 Edinboro Road	Edinboro	PA	16412

Troncalli Chrysler-Plymouth, Inc.	818 Atlanta Hwy	Cumming	GA	30040
Van Andel & Flikkema	3844 Plainfield Ave Ne	Grand Rapids	MI	49525
A J Dohmann Chrysler	7362 Highway 182 E	Morgan City	LA	70380

Smithfield Chevrolet-Jeep (K Jones)	P.O. Box 2280 1109 N Brightleaf Blvd	Smithfield	NC	27577

Elhart Pont Jeep Eagle Gmc Truck	822 Chicago Dr	Holland	MI	49423

Sorensen Schade Chrysler Dodge	21529 Highway 27	Lake Wales	FL	33859

Bachman-Bernard Chrysler Dodge	200 Bachman Drive	Greenville	TN	37745
Red Wing Chrysler Jeep	3538 Hwy 61 W	Red Wing	MN	55066

Crowson Auto World Chrsylser Dodge	541 Hwy 15 North	Louisville	MS	39339
Lemonds Chrysler Center	412 E Main	Fairfield	IL	62837

Huffines Chrysler Jeep Kia Inc.	5150 I - 35 E. South	Denton	TX	76205

Cunningham Chrysler Of Northeast	85 West Main	Northeast	PA	16428

Lloyd Treadway Chrysler Dodge, Inc.	10305 Us Route 224 W	Findlay	OH	45840
Corry Plymouth	13255 Route 6	Corry	PA	16407
Broadway Ford Jeep	1010 S. Military Ave.	Green Bay	WI	54307-1567
Big O Dodge Of Greenville	2645 Laurens Road	Greenville	SC	29607
Mc Clurg Plymouth	125 N Center St	Perry	NY	14530
Quality Dodge	1141 North Main	Tooele	UT	84074
Charapp Ford & Dodge North	110-112 Route 908	Natrona Heights	PA	15065
Broadway Dodge, Inc.	5600 South Broadway	Littleton	CO	80121

North Star Dodge Chrysler Jeep	1720 Hwy 2 East	Havre	MT	59501

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

Yellowstone Country Motors	1415 West Park	Livingston	MT	59047
Victory Chrysler	14 Main St	Camden	NY	13316

Wally Armour Chrysler Dodge Jeep	1950 West State Street	Alliance	OH	44601
Vasko Dodge Inc	3644 Washington Road	Mcmurray	PA	15317

Lakeshore Chrysler Plymouth Dodge Inc	4235 Fruitvale Road	Montague	MI	49437
Menlove Dodge Toyota	2390 South Highway 89	Bountiful	UT	84010

Buchanan Young Chrysler & Jeep	713 E Main St	Burnsville	NC	28714

Turnpike Chrysler-Dodge-Jeep	3606 Highway 10 East	Miami	OK	74354
Doan Dodge	4477 W. Ridge Road	Rochester	NY	14626

Greve Chrys-Jeep-Dodge- Van Wert	756 West Ervin Road	Van Wert	OH	45891

Roberson Chrysler Plymouth	2711 So Santum Hwy	Lebannon	OR	97355
Northside Chrysler	700 Professional Park Dr	Summersville	WV	26651
Springdale Dodge-Chrysler	3709 South Thompson	Springdale	AR	72764
Richmond Dodge Honda	3505 Chester Blvd	Richmond	IN	47374

Grove City Chevy Chrysler Jeep Dodge	1687 West Main Street	Grove City	PA	16127
Devan Lowe Chrysler	1107 Gault Ave S	Fort Payne	AL	35967

Rock City Chrysler Jeep Dodge	520 Rock City Street	Little Valley	NY	14755

Lithia Chrysler Jeep Of Renton	585 Rainier Ave S	Renton	WA	98057
Grand Chrysler Dodge Jeep	930 W Main Street	Lowell	MI	49341
Tilley-Lane Chrysler	1206 Broadway St E	Lenoir City	TN	37772

Dotson Brothers Chrysler Dodge Jeep	1010 Carson Dr	Paris	KY	40361

Classic Chrysler Dodge Jeep	6300 N Ridge Rd	Madison	OH	44057
Gene’s Chrysler	3400 S Cushman St	Fairbanks	AK	99701

Country Chrysler Dodge Jeep Inc	2158 Baltimore Pike	Oxford	PA	19363
Johnson Dodge Kia	1210 Hwy 39 N	Meridian	MS	39301
Kims Chrysler Plymouth	1030 Highway 15 N	Laurel	MS	39440
Gaddis Bill Chry Ply Ddge	1717 N Wheeling Ave	Muncie	IN	47303
Mack Massey Chrysler Jeep Dodge	950 Crockett	El Paso	TX	79922
Manteca Dodge	1755 East Yosemite Ave	Manteca	CA	95336
Gildner Chrysler Dodge Jeep Inc	Po Box 68	Arkadelphia	AR	71923
Ogden Chrysler Dba Bill Kay Chrysler	2100 Ogden Avenue	Downers Grove	IL	60515
Chuck Clancy Dodge Chrysler Jeep Of Cartersville	567 E Main Street	Cartersville	GA	30121
Castilone Chrysler Dodge Jeep	306 W Main St	Batavia	NY	14020

Steve Jones Chrysler Dodge Jeep	1110 N Falls Blvd	Wynne	AR	72396

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

Bleecker Chrysler Jeep Dodge	1110 East Cumberland Street	Dunn	NC	28334

Mike Brown Ford - Chrysler - Dodge	4960 E Hwy 377	Granbury	TX	76049

Smith Stokes Chrysler Dodge Jeep	2009 Barnes St	Reidsville	NC	27320
Hinckley Dodge	2810 Washington Blvd.	Ogden	UT	84401
Kari Dodge Chrysler Hyundai	1177 Highway 2 East	Kalispell	MT	59901
Martin Chrysler Dodge	2280 W Monroe Road	Alma	MI	48801

Northern Prairie Auto	100 Hwy2 East	Wolf Point	MT	59201
Central Oklahoma Dodge Chrysler Jeep	N Highway 18	Chandler	OK	74834

Farrell Chrysler Dodge Jeep	258 W Main St	Fredonia	NY	14063

Litchfield Chrysler Center	640 East Highway 12	Litchfield	MN	55355

Jeff D’ambrosio Dodge Chrysler Jeep Mitsubishi Suzuki	1221 E Lancaster Ave	Downingtown	PA	19335
Lake County Dodge Inc	1001 Washington St	Jamestown	NY	14701
Larry Hillis Chrysler Dodge Jeep	3211 N Westwood Blvd	Poplar Bluff	MO	63901

Stamey Chrysler Plymouth Dodge	44 Worley Rd	Marion	NC	28752

South Oak Dodge Chrysler Jeep Inc	4550 Lincoln Hwy	Matteson	IL	60443
Kile Dodge Chrysler Jeep	511 S Lee Hwy	Cleveland	TN	37311

Stone Mountain Chrysler Jeep	5054 Stone Mountain Hwy	Stone Mountain	GA	30087
Byrd’s Chrysler Products	9413 E Highway 60	Salt Lick	KY	40371

Town Cntry Dodge Chrysler Jeep	1630 Iris Dr Sw	Conyers	GA	30094
Cascade Auto	118 S Main St	Cascade	ID	83611
Raleigh Johnson Motor Inc	1200 E 12th St	Belle Plaine	IA	52208
Dodge Chrysler Plymouth	62683 Us Highway 93	Ronan	MT	59864
Northern Chrysler Inc	23 W Railroad St	Cut Bank	MT	59427

Rainbow Chrysler-Dodge-Jeep	2300 Delaware Ave, Po Box 1915	Mccomb	MS	39649

Mann Chrysler Dodge Jeep Ri	1815 Irvine Rd	Richmond	KY	40475

Mann Chrysler-Dodge-Jeep Inc	806 Alexa Dr	Mount Sterling	KY	40353
Frontier Dodge	5801 Spur 327	Lubbock	TX	79424
Tim Parker Chrysler	4722 Central Ave	Hot Springs	AR	71913

King Ford Lincoln Mercury (King Chrysler)	615 Fob James Drive	Valley	AL	36854
White Chrysler Jeep Dodge	175 Old Farm Rd	Roanoke Rapids	NC	27870

Hayes Chrysler-Dodge-Jeep Of Baldwin	3660 State Highway 365	Alto	GA	30510

Lithia Chrysler Dodge Of Wenatchee	360 East Jackson Street	Medford	OR	97501
Lithia Dodge Of Tri-Cities	7171 W Canal Dr	Kennewick	WA	99336

Bennett Chrysler Dodge Jeep	1491 Hwy 40 East	Kingsland	GA	31548
Capital City Chrysler Nissan	3201 Missouri Blvd	Jefferson City	MO	65109
Richmond Chrysler Jeep	4600 National Road	Richmond	IN	47374
Power Chrysler/Jeep	6460 E Mcdowell Road	Scottsdale	AZ	85257

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

Coon Rapids Chrysler Jeep Inc	10541 Woodcrest Drive	Coon Rapids	MN	55433
Rice Chrysler Dodge, Inc	3033 Alcoa Hwy	Alcoa	TN	37701
Crown Dodge-Chrysler-Jeep, Inc	2707 Shortcut Road	Pascagoula	MS	39568
Muscatell Dakota Chrysler	Po Box 188	Wahpeton	ND	58074
Firkins Chrysler & Mitsubishi	2700 First Street	Bradenton	FL	34208
Truman Baker Dodge Inc	3111 E Race Ave	Searcy	AR	72143
Junction Auto Sales	12423 Mayfield Road	Chardon	OH	44024
Twin City Dodge Inc	650 Sagamore Parkway South	Lafayette	IN	47905

Jacky Jones Chrysler Dodge Jeep	222 Nc Highway 69	Hayesville	NC	28904
Corwin Chrysler - Jeep	133 Main Street Route 50	Hickory	PA	15340

Bill Buckner Chrysler Jeep Dodge	2121 Service Avenue	Emmett	ID	83617
Riedman Motor Company	610 North Grand Avenue	Connersville	IN	47331
Voss Dodge, Inc	90 Loop Road	Centerville	OH	45459
O’connors Cpdj Inc	22513 South M-129	Pickford	MI	49774
Carroll County Chrysler	Po Box 87	Berryville	AR	72616
Delano Dodge	405 Babcock Blvd	Delano	MN	55328

Jackson Chrysler Dodge Jeep	4405 West Garriott	Enid	OK	73703

Brent Brown Chrys Jeep Dodge	1825 No. University Parkway	Provo	UT	84604

Ed Corley’s Chrysler Dodge Jeep	1000 North Hwy 491	Gallup	NM	87301
Allen Samuels Dodge	7309 N Ih 35	Austin	TX	78752
Summit Dodge	756 State Fair Blve	Syracuse	NY	13209
Johnsons Of Chickasha	Po Box 490	Chickasha	OK	73023

Crystal Chrysler Dodge Jeep Brooksville	14358 Cortez Blvd	Brooksville	FL	34613
Thomas Garage, Inc	252 East Main Street	St. Clairsville	OH	43950

Twin City Motors -Ford Jeep Dodge Chrysler	1485 Us 41 West	Ishpeming	MI	49849
York Chrysler Jeep Dodge Inc	1601 Indianapolis Road	Greencastle	IN	46135
Stearns Chrysler Jeep Inc.	Po Box 1309	Graham	NC	27253
James Oneal Chrysler Dodge Jeep	86635 Highway 9	Lineville	AL	36266

Zappone Chrysler Jeep Dodge	8556 Route 22	Granville	NY	12832

Fx Caprara Dodge-Chrysler-Jeep	44170 Route 12	Alexandria Bay	NY	13607
Byers Dublin Dodge	6851 Village Pkwy	Dublin	OH	43017
Byers Chrysler, Llc	465 South Hamilton Rd	Columbus	OH	43213
Cleburne Dodge	2235 North Main	Cleburne	TX	76033
Longhorn Dodge, Inc.	4500 S Freeway	Fort Worth	TX	76115
Larry Slack Ford Mercury Inc	Wagonseller Road @ Us 287	Bowie	TX	76230
Concord Chrysler Jeep Inc	135 Commonwealth Avenue	Concord	MA	01742
Tulare-Sag Inc Dba Lampe Dodge Chrysler Jeep	1950 South Blackstone	Tulare	CA	93274

Hill Chrysler Dodge Jeep, Inc	1114 Silver Lake Drive	Portage	WI	53901

Waycross Chrysler Jeep Dodge	2100 Brunswick Hwy	Waycross	GA	31503

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

Humes Chrysler Jeep Dodge	1010 Route 19 North	Waterford	PA	16441
Tincher Chrysler Dodge Jeep In	319 Fulton Ave	Plattsmouth	NE	68048

West Bros. Chrysler Dodge Jeep	3 North Service Road	Sullivan	MO	63080
Watertown Ford Chrysler	1600 9th Ave Se	Watertown	SD	57201
R.M. Stoudt, Inc.	800 23rd St. S.W.	Jamestown	ND	58401

Ken Wise Chrysler Dodge Jeep, Inc.	908 North 3rd Avenue	Marshalltown	IA	50158
Mcgurk Meyers Chrysler	404 2nd Street Highway 6 West	Coralville	IA	52241
Sam Dell’s Dodge Corp.	1001 West Genesee Street	Syracuse	NY	13204
Foley Chrysler Jeep	4361 Gibsonia Road	Gibsonia	PA	15044

Benny Boyd Dodge Chrysler Jeep	601 North Key Avenue	Lampasas	TX	76550
Menomonie Chrysler	2000 Stout St	Menomonie	WI	54751
Jeep’s Unlimited, Inc.	5431 Dumas Drive	Smarillo	TX	79108
Dick Huvaere’s Richmond Chrysler Dodge Kia	67567 South Main	Richmond	MI	48062
O’Daniel Chrysler Jeep	5611 Illinois Road	Ft. Wayne	IN	46804
Steve Winkler Chrysler, Inc.	15126 Us Hwy 150	Paris	IL	61944
Glendale Chrysler Jeep	10070 Manchester Road	Glendale	MO	63122
Northlake Chrysler Jeep	5749 Calumet Ave.	Hammond	IN	46320
Hoffman Chrysler Jeep Dodge	171 S Edgewood	Hagerstown	MD	21740
Orr Dodge Chrysler Jeep	900 Truman Baker Dr	Searcy	AR	72143
Courtesy Dodge, Inc.	440 28th Street S.E.	Grand Rapids	MI	49548
Fx Caprara Jeep	18476 Us Route 11	Watertown	NY	13601
Deluca Chrysler Jeep, Inc.	18180 Rockside Road	Bedford	OH	44146
Trinity Dodge	1550 W Springfield Road	Taylorville	IL	62568
Jacksonville Chrysler Dodge	1600 W Morton Avenue	Jacksonville	IL	62650
Classic Chrysler	1455 West State Street	Hastings	MI	49058

D’ambrosio Chrysler Plymouth Jeep	2280 South State	Salt Lake City	UT	84115

Jim Riehl’s Friendly Chrys-Jeep	32899 Van Dyke	Warren	MI	48093

Upstate Dodge, Chrysler And Jeep	15 West Main	Attica	NY	14011
Faribault Chrysler Llc	1905 Grant St Nw	Faribault	MN	55021
Roseville Chrysler-Jeep	25800 Gratiot	Roseville	MI	48066
Maple Tarr Chrysler Dodge Jeep	210 North Main Street	Winchester	IN	47394

New Cranberry Chrysler Jeep	21145 Route 19	Cranberry Twp	PA	16066
Holiday Chrysler-Mazda, Inc.	420 S. Marine Blvd	Jacksonville	NC	28540
Faulkners GM Jeep	441 East Main St.	Hazard	KY	41701
Carbone Chrysler	13166 State Rte 12	Booneville	NY	13309
Great Valley Chrysler Jeep	2329 Fulton Avenue	Sacramento	CA	95825
Hoblit-Haynes Dodge Jeep	801 Main Street	Woodland	CA	95695
Fremont Motor Company	555 East Main	Lander	WY	82520
Fremont Motor Cody	3127 Big Horn Ave	Cody	WY	82414

Yucca Valley Chrysler Center	55288 29 Palms Highway	Yucca Valley	CA	92284

Competition Chrysler Jeep Dodge	Po Box 275	Raymondville	TX	78580
Benke Chrysler Jeep	4361 Gibsonia Road	Gibsonia	PA	15044

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

Charapp Chrysler-Dod-Jeep Of Kittanning, Inc.	13251 State Rte 422	Kittanning	PA	16201

1st Avenue Chrysler Volkswagen	3837 1st Ave. Se	Cedar Rapids	IA	52402
Cedar Rapids Dodge	1919 Dodge Road	Cedar Rapids	IA	52402
Brian Bemis Dodge City	981 S. 7th Street	Rochelle	IL	60178
Greve Chrysler Dodge Jeep	603 C.R. 25a	Wapakoneta	OH	45895

Action Chrysler Plymouth Dodge	180 East Lane	Ontario	OR	97914

Kirby-Nielsen Chrys-Dodge-Jeep	6472 S. Greenville	Greenville	MI	48838
Michael Chrysler-Kia	425 Broad Street	New London	CT	06320
Tupelo Auto Sales Ltd	1608 S Gloster St	Tupelo	MS	38801
Fleetway Chrysler Plymouth Inc	1006 White Horse Pike	Oaklyn	NJ	08107
D’ambrosio Dodge/Mmc	1221 Old Lancaster Ave	Dowingtown	PA	19335
Stearn’s Chrysler-Ply-Jeep,Inc.	327 Auto Park Drive	Graham	NC	27253
Palmer Dodge Hyundai West	4343 W 38th Street	Indianapolis	IN	46254
Lloyd Belt Chrysler, Inc.	1702 S. Bus Hwy 54	Eldon	MO	65026
Henkel Chrysler Jeep, Inc.	1275 W. Dickman Rd	Battle Creek	MI	49015
Palmer Dodge North, Inc.	4545 E. 96th St.	Indianapolis	IN	46240
Sunset Chrysler Dodge Jeep	1202 Sunset Dr	Grenada	MS	38901
Palmer Dodge, Inc.	3820 N. Keystone Ave.	Indianapolis	IN	46205
Neal’s Bohling Dodge	7115 Calumet Avenue	Hammond	IN	46324
Win Stephens Buick-Jeep-Eagle	2370 So Hwy 100	St Louis Park	MN	55416
Dirk Waltz Buick-Jeep, Inc.	718 E Buttles	Midland	MI	48640
Glenbrook Dodge-Hyundai	100 West Coliseum Blvd.	Fort Wayne	IN	46805
Nevada Auto Mall	2501 East Austin	Nevada	MO	64772
Southland Dodge Chrysler Plymouth	6161 West Park Avenue	Houma	LA	70364
Monroeville Dodge	3633 William Penn Hwy	Monroeville	PA	15146
Thibodaux Chrysler	1505 Canal Blvd.	Thibodaux	LA	70301
Jims Dodge Country	Po Box 27008	Omaha	NE	68127
Lou Fusz Dodge	1085 North Kirkwood Road	Kirkwood	MO	63122
Brookfield Chrysler Plymouth	Po Box 795	Watervliet	MI	49098
Huffines Chrysler Jeep Dodge Lewisville	1024 S. Stemmons Freeway	Lewisville	TX	75067
Huffines Chrysler Jeep Dodge Plano	4500 Plano Parkway	Plano	TX	75093
Lou Fusz Dodge	3480 Highway K	O’fallon	MO	63368
Star Chrysler	1550 West Ogden Ave	Naperville	IL	60540
Mitchell Pontiac Buick Gmc Chrysler	Po Box 539	West Point	MS	39773
Steve Winkler Chrysler, Inc.	15126 Us Highway 150	Paris	IL	61944
Patrick Pontiac Gmc Jeep	4700 W. Henrietta Road	Henrietta	NY	14467-9111
Lafontaine Chrysler-Dodge-Jeep	900 W Michigan Ave	Saline	MI	48176
Pine Belt Chrysler Jeep	1400 Route 88	Lakewood	NJ	08701
University Chrysler-Subaru	1310 Vandiver Dr	Columbia	MO	65202
Bleecker Chrysler Jeep Dodge	1110 East Cumberland Street	Dunn	NC	28334
Country Chevrolet Oldsmobile Geo, Inc.	2705 N Michigan St	Plymouth	IN	46563
Ultimate Auto Group	2634 Highway 62 W	Mountain Home	AR	72653
Southland Chrysler Inc.	1096 Us Hwy 280 W	Cordele	GA	31015
Don Johnson Motors Inc	2101 Central Blvd	Brownsville	TX	78520
Poulin Auto Country, Inc	301 North Main Street	Rochester	NH	3867

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

Fisher Chrysler Jeep Dodge	349 E 32nd St	Yuma	AZ	85364
Crenwelge Motors Of Kerrville, Inc.	301 Main St	Kerrville	TX	78028
Jack Connors, Inc.	701 E Porter Ave	Chesterton	IN	46304
Alpha Empire Auto Group, Inc	1100 S Madera Ave	Madera	CA	93637
Gerry Raymond’s Auto Center	4803 Rt 51 North	Belle Vernon	PA	15012
Lynch Chrysler Dodge Jeep	2606 Main Street	East Troy	WI	53120
Crosstown Motors	650 Meadow St	Littleton	NH	3561
Crosstown Motors	650 Meadow St	Littleton	NH	3561
S.J. Denham	603 S Mount Shasta	Mount Shasta	CA	96067
Scgs Holdings Llc	306 W Main St	Batavia	NY	14020
Chuck Clancy Dodge Chrysler Jeep Of Cartersville	567 E Main Street	Cartersville	GA	30121
Steve Jones Chrysler Dodge Jeep	1110 N Falls Blvd	Wynne	AR	72396
Lucas Dodge	1624 Route 38	Lumberton	NJ	8048
Brown Dodge Chrysler Jeep	Ih 35 & Hwy 173	Devine	TX	78016
Korf Chevrolet Buick Gmc, Inc.	500 W Eighth Ave	Yuma	CO	80759
C.S.T. Motors Inc	2705 W 1st Street	Craig	CO	81625
East Tulsa Dodge Inc	4627 S Memorial Drive	Tulsa	OK	74145
S.J. Denham	772 N Market St	Redding	CA	96003

(Exhibit C continued)

Canada

Dealership Name	Address	City	State	Zip Code
Braby Motors Ltd.	Box 880	Salmon Arm	BC	V1E 4N9
Destination Auto Ventures Inc. DBA Destination Chrysler Jeep Dodge N.S.	1600 Marine Drive	North Vancouver	BC	V7P 1T9
Tower Chrysler Plymouth Ltd.	10901 MacLeod Trail South	Calgary	AB	T2J 4L3
Country Chrysler	1103-14 Street S.E. Box 5667	High River	AB	T1V 1M7
Renfrew Chrysler	1920 Bowtrail S.W.	Calgary	AB	T3C 3N4
Leduc Chrysler Ltd.	6102-46a Street	Leduc	AB	T9E 7A7
Bridge City Chrysler Dodge Jeep Ltd.	3216 1st Ave S.	Lethbridge	AB	T1J 4H2
Heritage Chrysler Ltd.	4450 Hwy 12 East	Lacombe	AB	T4L 1A4
Nor-Lan Chrysler Inc.	12517-100 Street	Grande Prairie	AB	T8V 4H2
Big West Dodge Chrysler Ltd.	4099-50 Street Box 6840	Drayton Valley	AB	T7A 1S2
Great West Chrysler	17817 Stoney Plain Rd	Edmonton	AB	T5S 1B4
City Plymouth Chrysler (Medicine Hat) Ltd.	982 Redcliff Dr. SW	Medicine Hat	AB	T1A 5E4
Lethbridge Dodge Chrysler Jeep	2324 5 Ave North	Lethbridge	AB	T1H 5B5
Derrick Dodge (1980) Ltd.	6211 - 104 Street	Edmonton	AB	T6H 2K8
Scarsview Chrysler	951 Milner Ave	Scarborough	ON	M1B 5V7
Orangeville Chrysler Ltd.	P.Box 302 Hwy 9 East of Hwy 10	Orangville	ON	L9W 2Z7
S& M Farquhar & Sons Ltd. o/a North Bay Chrysler	352 Lakeshore Dr.	North Bay	ON	P1A 2C2
Windsor Chrysler	10380 Tecumseh Rd. E.	Windsor	ON	N8R 1A7
Team Chrysler Jeep Dodge Inc.	777 Bancroft Drive	Mississauga	ON	L5V 2Y6
London City Chrysler	1835 Dundas St. E.	London	ON	N5W 3E7

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

Raceway Chrysler	150 Rexdale	Etobicoke	ON	M9W 1P6
Dean Myers Chrysler	150 Weber St. S.	Waterloo	ON	N2J 2A8
South West Chrysler	658 Sharncliffe Rd. S.	London	ON	N6J 2N4
Pinnacle Chrysler	2300 Tecumseh Rd.E.	Windsor	ON	N8Y 4Y9
Taylor Chrysler Dodge Inc.	260 Centennial Parkway N.	Hamilton	ON	L8E 2X4
Menzies Chrysler	1602 Champlain Ave	Whitby	ON	L1N 6A7
Niagara Chrysler Dodge Jeep Inc.	4421 Drummond Rd.	Niagara	ON	L2E 6C5
Cooksville Dodge	290-300 Dundas St. E.	Mississauga	ON	L5A 1W9
Dilawri Jeep Dodge Chrysler	370 Hunt Club Road West	Ottawa	ON	K2E 1A5
Town & Country Chrysler Ltd.	245 Lombard St.	Smiths Falls	ON	K7A 5A5
Lapointe Chrysler Dodge Jeep	1398 Pembroke St. West	Pembroke	ON	K8A 7M3
Car Canada Chrysler Dodge Jeep	5791 Prince of Wales Drive	Manotick	ON	K4M 1B1
Renfrew Chrysler Ltd. (Division of Lapointes Bros Chrysler)	376 O’Brien Rd.	Renfrew	ON	K7B 3Z2
Countryside Chrysler Dodge Jeep	458 Talbot St. N.	Essex	ON	N8M 2Y1
Elite Chrysler Jeep Inc.	1138 Route 220	St-Elie D’Orford	QC	J1R 0L1
Amical Chrysler Dodge Jeep	3354 rue Laval	Lac Megantic	QC	G6B 1A4
Jules Baillot et Fils Ltd.	960 boul St-Joseph	Gatineau	QC	J8Z 1T3
Rondeau Chrysler Jeep Dodge Inc.	180 Moreau	St.Jean-sur-Richelieu	QC	J2W 2M4
Kentville Chrysler Dodge Jeep Inc.	800 Park St.	Kentville	NS	B4N 3X1
Dartmouth Dodge Chrysler (1991) Inc.	102 Penhorn Drive	Dartmouth	NS	B2W1K9
Halifax Chrysler	12 Lakelands BLvd	Halifax	NS	B3S 1S8
Queens Chrysler Ltd.	Highway 3	Liverpool	NS	B0T 1K0

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

Schedule I

Initial Members of United States Coordinating Committee

Ally US Coordinating Committee Members

•	Mark Manzo, Vice President Alliance Sales

•	Thomas E. Elkins, Vice President North American Operations Originations

•	Tim Russi, Executive Vice President North American Operations

•	Barbara K. Belfore, Vice President Pricing and Revenue Management

Ally US Coordinating Committee Ad Hoc Members

•	Thomas Bennert, Commercial Credit Officer

•	Kathleen T. Ruble, Director of Sales Performance- Alliance Sales, Sales Performance and Development

•	Richard N. Morrin, Executive Director, Commercial Credit Operations

•	Karen Holly, Director, Sales Performance, North American Operations Sales Performance- Field

Chrysler US Coordinating Committee Members

•	Steven Beahm, Vice President US Sales Operations

•	Fred Diaz, CEO of the Ram Brand and Lead Sales Executive

•	Peter Grady, Vice President Network Development and Fleet

•	Michael Novak, Director Sales Finance

Chrysler US Coordinating Committee Ad Hoc Members

•	Gerry Quinn, Wholesale & Retail Financial Services Executive Jacob Aumann, Manager US Sales Incentives

•	Allan Haas, Finance Manager of US Sales Incentives